           As filed with the Securities and Exchange Commission on July 30, 1999
                                                     Registration No. 333-______
--------------------------------------------------------------------------------


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

                        REGISTRATION STATEMENT UNDER THE
                             SECURITIES ACT OF 1933

                                EDIFY CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)

                DELAWARE                                     77-0250992
      (State or Other Jurisdiction of                      (I.R.S. Employer
      Incorporation or Organization)                       Identification No.)

                            2840 SAN TOMAS EXPRESSWAY
                              SANTA CLARA, CA 95051
                    (Address of Principal Executive Offices)

                        1996 EMPLOYEE STOCK PURCHASE PLAN
                        1996 DIRECTORS STOCK OPTION PLAN
                           1996 EQUITY INCENTIVE PLAN
                            (Full Title of the Plans)

                              STEPHANIE A. VINELLA
                             CHIEF FINANCIAL OFFICER
                                EDIFY CORPORATION
                            2840 SAN TOMAS EXPRESSWAY
                              SANTA CLARA, CA 95051
                                 (408) 942-2000
            (Name, Address and Telephone Number of Agent For Service)

                                   COPIES TO:

                             Dorothy L. Hines, Esq.
                               Fenwick & West LLP
                              Two Palo Alto Square
                           Palo Alto, California 94306

                         CALCULATION OF REGISTRATION FEE

----------------------------------------------------------------------------------------------------------------------------
                                             AMOUNT            PROPOSED MAXIMUM       PROPOSED MAXIMUM
TITLE OF EACH CLASS OF SECURITIES            TO BE               OFFERING PRICE      AGGREGATE OFFERING         AMOUNT OF
        TO BE REGISTERED                   REGISTERED              PER SHARE               PRICE            REGISTRATION FEE
----------------------------------------------------------------------------------------------------------------------------
Common Stock, $0.001 par value             1,650,000(1)           $   11.00(2)          $18,150,000          $   5,045.70(3)
----------------------------------------------------------------------------------------------------------------------------

(1) Additional shares available for issuance under the 1996 Employee Stock Purchase Plan (750,000 shares) and available for grant and not yet subject to outstanding options under the 1996 Directors Stock Option Plan (50,000 shares) and the 1996 Equity Incentive Plan (850,000 shares); including preferred stock purchase rights appurtenant thereto.

(2) Calculated based on the average of the high and low prices reported on the Nasdaq National Market as of July 27, 1999 pursuant to Rule 457(c) solely for the purpose of calculating the registration fee.

(3) Fee calculated pursuant to Section 6(b) of the Securities Act of 1933, as amended. This amount equals .0278% of the proposed maximum aggregate offering price.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


         Pursuant to General Instruction E of Form S-8, this Registration Statement is being filed with the Securities and Exchange Commission (the "Commission") to include an additional 850,000 shares of the Registrant's Common Stock covered by the Registrant's 1996 Equity Incentive Plan, as amended through May 26, 1999 (the "Incentive Plan") and an additional 750,000 shares of the Registrant's Common Stock covered by the Registrant's 1996 Employee Stock Purchase Plan, as amended through May 26, 1999 (the "Purchase Plan"). The contents of the Registrant's Registration Statements on Form S-8, Commission File Nos. 333-04666, 333-31833 and 333-61109, previously filed with the Commission on May 3, 1996, July 22, 1997 and August 10, 1998, respectively, with respect to the Incentive Plan and the Purchase Plan are incorporated herein by reference. This Registration Statement is also being filed with the Commission to include an additional 50,000 shares of the Registrant's Common Stock covered by the Registrant's 1996 Directors Stock Option Plan, as amended through May 26, 1999 (the "Directors Plan"). The contents of the Registrant's Registration Statement on Form S-8, Commission File No. 333-04666 and 333-61109, previously filed with the Commission on May 8, 1996 and August 10, 1998, respectively, is also incorporated herein by reference with respect to the Directors Plan.


ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents filed with the Commission are incorporated herein by reference:

         (a) The Registrant's Annual Report on Form 10-K for the year ended December 31, 1998 filed on March 29, 1999 pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act), which Annual Report contains audited financial statements for the year ended December 31, 1998;

         (b)      The Registrant's Current Report on Form 8-K filed on May 20,
                  1999;

         (c) The Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 1999 filed on May 14, 1999 pursuant to Section 13(a) of the Exchange Act;

         (d) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A filed March 12, 1996 under Section 12(g) of the Exchange Act ("1996 Form 8-A"), including any amendment or report filed for the purpose of updating such description; and

         (e) The description of the Registrant's Preferred Stock Purchase Rights contained in the Registrant's Registration Statement on Form 8-A (No. 000-28480) filed August 11, 1998 under Section 12(g) of the Exchange

Act ("1998 Form 8-A"), including any amendment or report filed for the purpose of updating such description.

         All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities registered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents.

ITEM 8. EXHIBITS.

         4.01 Restated Certificate of Incorporation (incorporated herein by reference to Exhibit 3.03.1 to Registrant's Annual Report on Form 10-K for the year ended December 31, 1996, File No. 0-28480 [the "1996 10-K"]).

         4.02 Bylaws (incorporated herein by reference to Exhibit 3.01 to Registrant's Current Report on Form 8-K filed on August 11,
                  1998).

         4.03 Certificate of Designations specifying the terms of the Series A Junior Participating Preferred Stock (incorporated herein by reference to Exhibit 3.2 to the "1998 Form 8-A").

         4.04 Rights Agreement dated August 10, 1998, between Registrant and BankBoston, N.A., as Rights Agent, which includes as Exhibit A the form of Certificate of Designations of Series A Junior Participating Preferred Stock, as Exhibit B, the form of Right Certificate and as Exhibit C, the Summary of Rights to Purchase Preferred Shares (incorporated herein by reference to Exhibit 4.1 to the 1998 Form 8-A).

         4.05 Second Amended and Restated Registration Rights Agreement dated as of October 26, 1995 (incorporated herein by reference to Exhibit 4.02 to Registrant's Registration Statement on Form S-1 (No. 333-02020) declared effective on May 2, 1996 (the "Form S-1").

         4.06 Form of specimen certificate for Registrant's Common Stock (incorporated herein by reference to Exhibit 4.01 of the Form S-1).

         4.07 Registrant's 1996 Employee Stock Purchase Plan, as amended through May 26, 1999.

         4.08 Registrant's 1996 Equity Incentive Plan, as amended through May 26, 1999.

         4.09 Registrant's 1996 Directors Stock Option Plan, as amended through May 26, 1999.

         5.01     Opinion of Fenwick & West LLP.

         23.01    Consent of Fenwick & West LLP (included in Exhibit 5.01).

         23.02    Consent of KPMG LLP, Independent Auditors.

         24.01    Power of Attorney (see page 5).

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Clara, State of California, on this 28 day of July, 1999.

                                           EDIFY CORPORATION


                                           By: /s/ Stephanie A. Vinella
                                               -------------------------------
                                               Stephanie A. Vinella, Secretary

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints Jeffrey M. Crowe and Stephanie A. Vinella, and each of them, his or her true and lawful attorneys-in-fact and agents with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or her or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


                 Signature                                   Title                              Date
                 ---------                                   -----                              ----
PRINCIPAL EXECUTIVE OFFICER:

/s/ Jeffrey M. Crowe                          President, Chief Executive Officer and        July 28, 1999
------------------------------------          a Director
Jeffrey M. Crowe


PRINCIPAL FINANCIAL AND ACCOUNTING OFFICER:

/s/ Stephanie A. Vinella                      Vice President of Finance and                 July 28, 1999
------------------------------------          Administration and Chief Financial Officer
Stephanie A. Vinella

ADDITIONAL DIRECTORS:


/s/ Stephen M. Berkley                        Director                                      July 28, 1999
------------------------------------
Stephen M. Berkley


/s/ Kelly D, Conway                           Director                                      July 28, 1999
------------------------------------
Kelly D. Conway


/s/ Tench Coxe                                Director                                      July 28, 1999
------------------------------------
Tench Coxe


/s/ Donald R. Hollis                          Director                                      July 28, 1999
------------------------------------
Donald R. Hollis


/s/ Stewart A. Schuster                       Director                                      July 28, 1999
------------------------------------
Stewart A. Schuster

                                  EXHIBIT INDEX


Exhibit No.                        Description
-----------                        -----------
   4.07         Registrant's 1996 Employee Stock Purchase Plan, as amended through May 26, 1999.

   4.08 Registrant's 1996 Equity Incentive Plan and related documents, as amended through May 26, 1999.

   4.09 Registrant's 1996 Directors Stock Option Plan and related documents, as amended through May 26, 1999.

   5.01         Opinion of Fenwick & West LLP.

   23.01        Consent of Fenwick & West LLP (included in Exhibit 5.01).

   23.02        Consent of KPMG LLP, Independent Auditors.

   24.01        Power of Attorney (included on page 6).




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